Exhibit 10.10

SEPARATION AGREEMENT

This Separation Agreement (this “Agreement”) is effective as of the 11th day of December, 2014, by and between Lilis Energy, Inc. (“Lilis” or the “Company”) and Bruce White (“White”). As used herein, “Parties” means, collectively, Lilis and White, and “Party” means either Lilis or White.

RECITALS

WHEREAS, Lilis and White are parties to that certain Independent Director Appointment Agreement dated April 27, 2012 (the “Appointment Agreement”);

WHEREAS, Lilis and White agree that White has informed the Company that he did not wish to stand for re-election to the Board of Directors of Lilis, and that his term of office will therefore terminate as of the date of the next annual meeting of shareholders of the Company (the “Separation Date”);

WHEREAS, Lilis and White now desire to enter into this Agreement in order to provide for the terms of the termination of White’s service with the Company.

NOW, THEREFORE, in consideration of the provisions herein, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged by Lilis and White, the Parties agree as follows:

1.	Termination of Service. Effective as of the Separation Date, White will no longer serve as a member of the Board of Directors of Lilis or on any of the committees of the Board of Directors of Lilis.

2.	Other Business and Activities. From and after the Separation Date, White shall be free to pursue any other business and activities in any industry. It is expressly acknowledged and agreed that White shall hereafter have no duty to present any potential transactions to Lilis or to disclose any other business information to which he may be privy.

3.	Relinquishment of Rights. It is expressly acknowledged and agreed that White and the Company shall each relinquish, waive, and forfeit (a) all rights he or it may have under the Appointment Agreement and (b) any and all rights or claims he or it may have to any compensation or otherwise arising on or after the date hereof; provided, however, that the foregoing shall in no way affect White’s rights with respect to any securities awarded pursuant to the Company’s 2012 Equity Incentive Plan, as amended (the “Plan”), which shall continue to be governed in accordance with the terms of the Plan.

4.	General Release.

(a)	White, for himself, and Lilis, for itself, and each Party for its respective affiliates, successors, heirs, subrogees, assigns, principals, agents, partners, employees, associates, attorneys and representatives, voluntarily, knowingly and intentionally releases and discharges the other Party and its respective predecessors, successors, parents, subsidiaries, affiliates and assigns and each of its respective officers, directors, principals, shareholders, agents, attorneys, board members, and employees from any and all claims, actions, liabilities, demands, rights, damages, costs, expenses, and attorneys’ fees (including but not limited to any claim of entitlement for attorneys’ fees under any contract, statute, or rule of law allowing a prevailing party or plaintiff to recover attorneys’ fees), of every kind and description from the date White became a director of Lilis through the date of execution of this Agreement, except as set forth in subparagraphs (b) and Section 5 below (the “Released Claims”).

(b)	The Released Claims include but are not limited to those which arise out of, relate to, or are based upon: (i) White’s service as a director of Lilis and the termination thereof, (ii) statements, acts or omissions by the Parties whether in their individual or representative capacities, (iii) express or implied agreements between the Parties, including any commitment made by White to make investments in the Company, and claims under any severance plan, (iv) any stock or stock option grant, agreement, or plan, except as provided in this Agreement, (v) all federal, state, and municipal statutes, ordinances, and regulations, including, but not limited to, claims of discrimination based on race, color, national origin, age, sex, sexual orientation, religion, disability, veteran status, whistleblower status, public policy, or any other characteristic of White under the Age Discrimination in Employment Act, the Older Workers Benefit Protection Act, the Americans with Disabilities Act, the Equal Pay Act, Title VII of the Civil Rights Act of 1964 (as amended), the Employee Retirement Income Security Act of 1974, the Rehabilitation Act of 1973, the Worker Adjustment and Retraining Notification Act, or any other federal, state, or municipal law prohibiting discrimination or termination for any reason, (vi) state and federal common law, including but not limited to claims for breach of contract, defamation, or emotional distress, (vii) taxes, penalties, or interest assessed against vested or unvested compensation paid, provided, or granted to White by the Company, including all such claims that may arise based on the application of Code Section 409A, and (viii) any claim which was or could have been raised; provided, notwithstanding anything to the contrary in this Agreement, the “Released Claims” shall not include rights or obligations under this Agreement or matters arising out of or in connection with claims by governmental authorities or self-regulatory organizations involving actual or potential violations of the securities laws, rules or regulations applicable to Lilis.

(c)	In connection with the releases provided in this Section 4, the Parties covenant and agree that they will not bring any claim whatsoever, whether known or unknown, developed or undeveloped, and whether asserted or un-asserted, against the other Party in any way arising from or related to the Released Claims, or to cause or otherwise assist any other person or business entity in bringing such claims. Nothing in this Separation Agreement shall, however, be deemed to interfere with the Parties’ ability to comply with obligations to report transactions to appropriate governmental, taxing, credit, lending, licensing, and/or registering agencies or professional bodies.

5.	Indemnity.

(a)	Indemnity. The Parties specifically agree that notwithstanding anything herein to the contrary, nothing in this Agreement alters, modifies or amends White’s rights to indemnification as set out in the Appointment Agreement, Lilis’s Certificate of Incorporation or Bylaws or the Nevada Corporation Law. The Company further agrees that if White is made a party or is threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”) by reason of the fact that White was a trustee, director or officer of the Company or any predecessor to the Company or any of their affiliates or served at the request of the Company, any predecessor to the Company or any of their affiliates as a trustee, director, officer, member, employee or agent of another corporation or a partnership, joint venture, limited liability company, trust or other enterprise, including, without limitation, service with respect to employee benefit plans, whether or not the basis of such Proceeding is alleged action in an official capacity as a trustee, director, officer, member, employee or agent while serving as a trustee, director, officer, member, employee or agent, White shall be indemnified and held harmless by the Company to the fullest extent authorized by Nevada law, as the same exists or may hereafter be amended, against all Expenses incurred or suffered by White in connection therewith, and such indemnification shall inure to the benefit of his heirs, executors and administrators.

(b)	Expenses. As used in this Section 5, the term “Expenses” shall include, without limitation, damages, losses, judgments, liabilities, fines, penalties, excise taxes, settlements, and costs, attorneys' fees, accountants' fees, and disbursements and costs of attachment or similar bonds, investigations, and any expenses of establishing a right to indemnification under this Agreement.

(c)	Enforcement. If a claim or request under this Section 5 is not paid by the Company or on its behalf, within 30 days after a written claim or request has been received by the Company, White may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim or request and if successful in whole or in part, White shall be entitled to be paid also the expenses of prosecuting such suit. All obligations for indemnification hereunder shall be subject to, and paid in accordance with, applicable Nevada law.

(d)	Advances of Expenses. Expenses incurred by White in connection with any Proceeding shall be paid by the Company in advance upon request of White that the Company pay such Expenses, but only in the event that White shall have delivered in writing to the Company (i) an undertaking to reimburse the Company for Expenses with respect to which White is not entitled to indemnification and (ii) a statement of his good faith belief that the standard of conduct necessary for indemnification by the Company has been met.

6.	Representations and Warranties. Each of White and Lilis (except as to subparagraphs (f) and (g) below), severally and not jointly, warrants and represents as follows:

(a)	He or it has read this Agreement and agrees to the conditions and obligations set forth in it.

(b)	He or it voluntarily executes this Agreement (i) after having been advised to consult with legal counsel, (ii) after having had opportunity to consult with legal counsel and (iii) without being pressured or influenced by any statement, representation or omission of any person acting on behalf of the other or any of its officers, directors, employees, agents and attorneys.

(c)	White has no knowledge of the existence of any lawsuit, charge or proceeding against Lilis or any of its officers, directors, employees or agents arising out of or otherwise connected with any of the matters herein released. Lilis has no knowledge of any lawsuit, charge or proceeding against White arising out of or otherwise connected with any of the matters herein released.

2

(d)	He or it has the individual, corporate, or entity power and authority to execute and deliver this Agreement and to perform its obligations hereunder and, if such Party is a corporation, limited liability company or partnership, the execution, delivery, and performance of this Agreement has been duly authorized by all necessary corporate, company or partnership action. This Agreement constitutes the legal, valid, and binding obligation of each Party.

(e)	White admits, acknowledges, and agrees that White has been fully paid or provided all wages, compensation, salary, commissions, bonuses, expense reimbursements, stock, stock options, vacation, change in control benefits, severance benefits, deferred compensation, or other benefits from Lilis, which are or could be due to White under the terms of White’s service or otherwise. Lilis admits, acknowledges, and agrees that, other than the duties set forth in this Agreement, White has fully performed all his duties and obligations to Lilis, under the Appointment Agreement or otherwise.

(f)	Applicable law provides that White shall have at least 21 days to consider this Agreement. In the event that White executes this Agreement prior to the 21st day after receipt of it, White expressly intends such execution as a waiver of any rights White has to review the Agreement for the full 21 days. In such event, White represents that such waiver is voluntary and made without any pressure, representations or incentives from Lilis for such early execution.

(g)	White understands that this Agreement waives and releases any claims White may have under the Age Discrimination in Employment Act. White may revoke this Agreement for 7 calendar days following its execution, and this Agreement shall not become enforceable and effective against White or Lilis until 7 calendar days after such execution. If White chooses to revoke this Agreement, White must provide written notice to Lilis within 7 calendar days of White’s execution of this Agreement. If White does not revoke within the 7-day period, the right to revoke is lost.

7.	Non-Disparagement.

(a)	White agrees not to make to any person any statement that disparages the Company or its directors, officers, employees or affiliates or reflects negatively upon the Company, including, without limitation, statements regarding the Company’s financial condition, business practices, employment practices, or its predecessors, successors, subsidiaries, officers, directors, employees or affiliates.

(b)	Lilis agrees not to make to any person any statement that disparages White or reflects negatively upon White, including, without limitation, statements regarding White’s financial condition, business practices, performance while at Lilis or otherwise.

8.	Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT HE OR IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY RELATING TO THIS AGREEMENT, WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY. EACH PARTY HERETO (A) CERTIFIES THAT NO AGENT, ATTORNEY, REPRESENTATIVE OR ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF LITIGATION, AND (B) ACKNOWLEDGES THAT HE OR IT AND THE OTHER PARTY HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

9.	Successors. This Agreement shall be binding upon, and inure to the benefit of, any successor to Lilis or White.

10.	Restricted Assignment. Neither Party may assign, transfer, or delegate this Agreement or any of its or his rights or obligations under this Agreement without the prior written consent of the other Party. Any attempted assignment, transfer, or delegation in violation of the preceding sentence shall be void and of no effect.

11.	Waiver and Amendment. No term or condition of this Agreement shall be deemed waived other than by a writing signed by the Party against whom or which enforcement of the waiver is sought. Without limiting the generality of the preceding sentence, a Party’s failure to insist upon the other Party’s strict compliance with any provision of this Agreement or to assert any right that a Party may have under this Agreement shall not be deemed a waiver of that provision or that right. Any written waiver shall operate only as to the specific term or condition waived under the specific circumstances and shall not constitute a waiver of that term or condition for the future or a waiver of any other term or condition. No amendment or modification of this Agreement shall be deemed effective unless stated in a writing signed by the Parties.

12.	Entire Agreement. This Agreement and the Stock Option Agreement contain the Parties’ entire agreement regarding the subject matter of this Agreement and supersedes all prior agreements and understandings between them regarding such subject matter (except as reserved herein). The Parties have made no agreements, representations, or warranties regarding the subject matter of this Agreement that are not set forth in this Agreement.

3

13.	Notice. Each notice or other communication required or permitted under this Agreement shall be in writing and transmitted, delivered, or sent by personal delivery, prepaid courier or messenger service (whether overnight or same-day), or prepaid certified United States mail (with return receipt requested), addressed (in any case) to the other Party at the address set forth as follows:

If to White,

__________________________________

__________________________________

__________________________________

If to Lilis,

Lilis Energy, Inc.

Attention: Chief Executive Officer

1900 Grant Street, Suite #720

Denver, CO 80203

Each notice or communication so transmitted, delivered, or sent in person, by courier or messenger service, or by certified United States mail shall be deemed given, received, and effective on the date delivered to or refused by the intended recipient (with the return receipt, or the equivalent record of the courier or messenger, being deemed conclusive evidence of delivery or refusal). Nevertheless, if the date of delivery is after 5:00 p.m. on a business day, the notice or other communication shall be deemed given, received, and effective on the next business day.

14.	Severability. It is the desire of the Parties hereto that this Agreement be enforced to the maximum extent permitted by law. Should any provision contained herein be held unenforceable by a court of competent jurisdiction, the Parties hereby agree and consent that such provision shall be reformed to create a valid and enforceable provision to the maximum extent permitted by law; provided, however, if such provision cannot be reformed, it shall be deemed ineffective and deleted herefrom without affecting any other provision of this Agreement. This Agreement should be construed by limiting and reducing it only to the minimum extent necessary to be enforceable under then applicable law.

15.	Title and Headings; Construction. Titles and headings to sections hereof are for the purpose of reference only and shall in no way limit, define or otherwise affect the provisions hereof. The words “herein,” “hereof,” “hereunder” and other compounds of the word “here” shall refer to the entire Agreement and not to any particular provision.

16.	Governing Law; Jurisdiction. All matters or issues relating to the interpretation, construction, validity, and enforcement of this Agreement shall be governed by the laws of the State of Colorado, without giving effect to any choice-of-law principle that would cause the application of the laws of any jurisdiction other than Colorado. Jurisdiction and venue of any action or proceeding relating to this Agreement or any dispute shall be exclusively in Denver, Colorado.

17.	Counterparts. This Agreement may be signed in counterparts, with the same effect as if both Parties had signed the same document. All counterparts shall be construed together to constitute one, and the same, document.

[Signature page follows.]

4

IN WITNESS WHEREOF, the Parties have executed this Agreement to be effective as of the date first above written.

WHITE:

/s/ Bruce White
Name:	Bruce White

LILIS:

Lilis Energy, Inc., a Nevada corporation

By:	/s/ Eric Ulwelling
Its:	Chief Financial Officer
Name:	Eric Ulwelling

5